CONSULTING AGREEMENT

      This Consulting Agreement (this "Agreement") is dated as of May 18, 1999, and is between Optex Ophthalmologics, Inc., a Delaware corporation ("Optex"), and Dr. A. Joseph Rudick ("Dr. Rudick").

      Dr. Rudick is the President and a director of Optex. He does not receive any salary for acting as such. Optex wishes to retain the services of Dr. Rudick to act as consultant, and Dr. Rudick wishes to act as consultant to Optex.

      The parties therefore agree as follows:

      1. Position and Responsibilities. Optex hereby retains Dr. Rudick to act as consultant, and Dr. Rudick shall, pursuant to the terms of this Agreement, render such consulting advice and services to Optex as may be reasonably required by Optex. During the term of this Agreement, Dr. Rudick shall report directly to the Board of Directors of Optex.

      2. Term of Agreement. Either party may terminate this Agreement at any time upon 30 days' prior written notice.

      3. Compensation. Optex shall pay Dr. Rudick $6,000 per month, payable in advance on the 18th day of each calendar month. Upon termination of this Agreement, Optex shall pay Dr. Rudick his monthly compensation for the month of the date of termination, pro rated by multiplying it by a fraction, the numerator of which is equal to the number of days in that month up to and including the date of termination, the denominator of which is the number of days in that month.

      4. Expenses. Optex shall reimburse Dr. Rudick in accordance with the policies of Optex for necessary and reasonable business expenses incurred by Dr. Rudick in connection with the performance of his duties under this Agreement. The Board of Directors must approve in writing, and prior to their being incurred, each such expense of Dr. Rudick in excess of $5,000.

      5. Confidentiality. Dr. Rudick recognizes and acknowledges that, in the course of his duties, he may receive confidential or proprietary information owned by Optex or other third parties with which Optex has an obligation of confidentiality. During and after the term of this Agreement, Dr. Rudick shall keep confidential and not disclose or use (except in connection with the fulfillment of his consulting duties to Optex under this Agreement) all confidential and proprietary information owned by or received by or on behalf of Optex. "Confidential Information" includes, without limitation, confidential or proprietary scientific or technical information or data, business plans, trade secrets and other confidential information relating to customers, development programs, costs, marketing, trading, investment, sales activities, promotion, credit and financial data, manufacturing processes, financing methods, plans or the business affairs of Optex generally, or of any subsidiary or affiliate of Optex. "Confidential Information" does not, however, include information in the public domain, information disclosed to the Dr. Rudick by a third party entitled to disclose it without obligation of confidentiality, or information already known to Dr. Rudick prior to its receipt.

      6. Non-solicitation. During the term of this Agreement and for a period of one year thereafter, Dr. Rudick shall not directly or indirectly employ, solicit for employment or advise or recommend to any other person that they employ or solicit for employment any person whom he knows to be an employee of Optex or any subsidiary or affiliate of Optex.

      7. Specific Performance. Dr. Rudick acknowledges and agrees that Optex's remedies at law for a breach or threatened breach of any of the provisions of Sections 5 and 6 of this Agreement would be inadequate and, in recognition of this fact, Dr. Rudick agrees that, in the event of such a breach or threatened breach, in addition to remedies at law, Optex will be entitled to obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy that may then be available.

      8. Representation of Dr. Rudick; Use of Name. Dr. Rudick represents that there are no binding agreements to which he is a party or by which he is bound forbidding or restricting his activities under this Agreement. Dr. Rudick consents to the use of his name, in his capacity as consultant, in reports, brochures or other documents produced by or on behalf of Optex, including any and all documents filed with the Securities and Exchange Commission. Dr. Rudick further represents that his mailing address is 150 Broadway, Suite 1100, New York, NY 10038.

      9. Dr. Rudick Not an Employee. In performing his duties under this Agreement, he will be acting as an independent contractor and not as an employee of Optex. In his capacity as an independent contractor, Dr. Rudick shall file his own tax returns for purposes of reporting all income, social security, employment and other taxes due and owing on the consideration received by him under this Agreement, and he is responsible for paying those taxes. Similarly, Dr. Rudick is not pursuant to this Agreement entitled to benefits specifically associated with employment status, such as medical, dental and life insurance, or stock or stock options, and is not entitled to participate in any other employer benefit programs. In his capacity as consultant (as opposed to his capacity as President of Optex), Dr. Rudick is not, and shall not represent himself to third parties as being, the agent or representative of Optex, and does not have, and shall not represent himself to third parties as having, power or authority to do or take any action for or on behalf of Optex as its agent or representative or otherwise, except as the Board of Directors of Optex may specify. Dr. Rudick agrees to defend, indemnify and hold Company harmless from any and all claims made by any entity on account of an alleged failure by Dr. Rudick to satisfy any tax or withholding obligations.

      10. Governing Law. This Agreement is governed by New York law, without regard to principles of conflicts of law.


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      11. Entire Agreement. This Agreement constitutes the entire agreement betweem the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. This Agreement may not be amended except by a written instrument signed by both parties.

      12. No Waiver. No waiver by any party of any default, breach or misrepresentation under this Agreement will be deemed to extend to any prior or subsequent default, breach or misrepresentation or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

      13. Severability. If any term of this Agreement, or its application to any person, place or circumstance, is held to be unenforceable by a court of competent jurisdiction, the remainder of this Agreement will remain in full force and effect, and that unenforceable term will be deemed amended without further action on the part of the parties to the extent necessary to render it and the remainder of this agreement enforceable.

      14. Successors; Binding Agreement. This Agreement inures to the benefit of and is binding upon the parties and their respective successors and assigns. Dr. Rudick may not assign this Agreement without the prior written consent of Optex.

      15. Counterparts; Effectiveness. This Agreement may be executed in several counterparts, each of which is an original and all of which together constitute one and the same instrument.

      16. Survival of Termination. Sections 3 (only to the extent the right to compensation vested prior to the termination of this Agreement), 4 (only to the extent the right to reimbursement vested prior to the termination of this Agreement), 5, 6, 7, 8, 9, and 10 will survive termination of this Agreement.


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

      The parties hereby execute this Agreement as of the date specified in the introductory clause.

                                      ATLANTIC PHARMACEUTICALS, INC.


                                      By:  /s/ Shimshon Mizrachi
                                           ------------------------------
                                           Shimshon Mizrachi
                                           Chief Financial Officer, Secretary,
                                           and Treasurer


                                      /s/ A. Joseph Rudick
                                      ------------------------------
                                      A. JOSEPH RUDICK